EXHIBIT 99.2 – Auditor’s Letter

MOEN AND COMPANY CHARTERED ACCOUNTANTS

Member:

Canadian Institute of Chartered Accountants

Institute of Chartered Accountants of British Columbia

Institute of Management Accountants (USA) (From 1965)

Registered with:

Public Company Accounting Oversight Board (USA) (PCAOB)

Canadian Public Accountability Board (CPAB)

Canada  - British Columbia Public Practice Licence

Securities Commission Building

PO Box 10129, Pacific Centre

       Suite 1400 – 701 West Georgia Street

                                                Vancouver, British Columbia

Canada V7Y 1C6

Telephone:  (604) 662-8899

Fax:  (604) 662-8809

Email:  moenca@telus.net

April 6, 2005

Re:  Public Issuers

In keeping with the desire for good governance of publicly traded issuers and the relationship of these entities with their auditors, in Canada and the United States, the Canadian Public Accountability Board (CPAB) was established in Canada, and the Public Company Accounting Oversight Board (PCAOB) was established in the United States.  We are registered with both of these regulatory Boards.

All registered public audit firms must be reviewed by both of these Boards.

We are pleased to advise that we are the first firm in North America to have a joint CPAB and PCAOB review.  This review took place during the period from February 23, 2005 to April 1, 2005, inclusive, and required our undivided attention.

We must apologize for any delay that this may have caused in our dealing with your audit, accounting, and Regulatory matters.

We now have the time available to get caught up with these services for you, and look forward to being of continued service for you.

Yours very truly, MOEN AND COMPANY “Irving P. Moen, C.A” _____________________